UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

CNL GROWTH PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54686	26-3859644
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (407) 650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

Sale of Crescent Cool Springs – Franklin, Tennessee

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on September 23, 2015, the joint venture (the “Cool Springs Joint Venture”) of an operating subsidiary of CNL Growth Properties, Inc. (the “Company”) and an affiliate of Crescent Communities, a real estate development group (“Crescent Communities”) entered into an agreement effective September 21, 2015 for the sale of the Joint Venture’s 252-unit multifamily apartment project located on 13.8 acres in Franklin, Tennessee (“Crescent Cool Springs”). The sale price for Crescent Cool Springs was approximately $60 million.

On December 8, 2015, the Cool Springs Joint Venture completed the sale of Crescent Cool Springs to SHLP Acquisition, LLC, an unaffiliated third-party buyer. The net cash to the Company from the sale of Crescent Cool Springs is approximately $14.9 million after repayment of approximately $27.9 million of debt, closing costs, reserves, and distributions to Crescent in accordance with the provisions of the Cool Springs Joint Venture’s governing documents.

As previously reported, three of the Company’s four joint ventures with Crescent Communities pursued sales of their respective multifamily communities in 2015: Crescent Crosstown, Crescent Cool Springs and Crescent Alexander Village (collectively, the “Crescent JV Properties”). The sales of Crescent Alexander Village and Crescent Crosstown were consummated on September 29, 2015 and October 5, 2015, respectively.

Item 8.01	Special Distribution

Increase in Amount of Special Distribution

On November 23, 2015, the Board of Directors of the Company declared a special cash distribution payable to the holders of record of the Company’s common stock as of the close of business on November 23, 2015 in the amount of $1.00 per share (the “Special Distribution”); provided, however, if the Company consummated the sale of Crescent Cool Springs before the end of 2015, the amount of the Special Distribution would increase to $1.70 per share. Accordingly, as a result of the completion of the sale of Crescent Cool Springs on December 8, 2015, the amount of the Special Distribution increased to $1.70 per share, for an aggregate distribution to the Company’s stockholders of approximately $38.3 million.

The Special Distribution will be paid on or about December 15, 2015 and will be reflected in each stockholder’s Form 1099 for the year ending December 31, 2015. The tax determination of the Special Distribution will be based on the Company’s taxable results for the year ending December 31, 2015. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Special Distributions in light of his or her particular investment or tax circumstances.

Revised Estimate of Net Asset Value

On January 13, 2015, the Company’s board of directors approved an estimated net asset value per share of the Company’s common stock of $10.63 (the “2014 NAV”), which was based on the Company’s projected balance sheet as of December 31, 2014. On February 9, 2015, the Board of Directors revised the 2014 NAV to $9.40 per share to give effect to the Company’s actual balance sheet as of December 31, 2014 and a special distribution of $1.30 per share paid to stockholders in the first quarter of 2015. On December 10, 2015, the Company again revised the 2014 NAV to give effect to the Special Distribution payable in the fourth quarter of 2015, concluding that the Special Distribution will further reduce the 2014 NAV by $1.70 per share to $7.70 per share as of the date of the payment of the Special Distribution (the “Revised 2014 NAV”). CBRE Capital Advisors, Inc., an independent investment banking firm the Company engaged to assist the Board of Directors and the Valuation Committee with determining the 2014 NAV (“CBRE Cap”), confirmed the Company’s calculation of the Revised 2014 NAV.

Communications with Stockholders

The text of a correspondence to be furnished to the Company’s stockholders regarding the Special Distribution and the Revised 2014 NAV is filed with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Engagement of CBRE Capital Advisors, Inc. for Determination of Annual Net Asset Value Per Share

To assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 (“NASD Rule 2340”), as required by the Financial Industry Regulatory Authority (“FINRA”), the Company prepares and announces at least annually an estimated NAV per share of its common stock. The Company now intends to prepare and announce, in January 2016, an updated estimated NAV per share as of December 31, 2015 (the “2015 NAV”). The 2015 NAV will be estimated in accordance with the Company’s valuation policy and follow the recommendations of the Investment Program Association, a trade association for non-listed direct investment vehicles (the “IPA”), in IPA Practice Guideline 2013-01, “Valuations of Publicly Registered Non-Listed REITs.” The Company recently engaged CBRE Cap to assist the Board of Directors and the Valuation Committee with determining the 2015 NAV.

CBRE Group, Inc. (“CBRE”) is a Fortune 500 and S&P 500 company headquartered in Los Angeles, California and one of the world’s largest commercial real estate services and investment firms (in terms of 2014 revenue). CBRE Cap, a FINRA registered broker-dealer and a subsidiary of CBRE, is an investment banking firm that specializes in providing real estate financial services. The Company’s Board of Directors and Valuation Committee approved the engagement of CBRE Cap based on many factors including but not limited to (i) CBRE Cap’s and its affiliates’ experience in the valuation of assets similar to those owned by the Company, and (ii) CBRE Cap’s experience in undertaking the valuation of securities in connection with public offerings, private placements, business combinations and similar transactions. For its services, the Company will pay CBRE Cap a customary fee for services of this nature, no part of which will be contingent relating to the provision of services or specific findings.

During the past three years the Company and various affiliates of the Company have engaged CBRE Cap and other affiliates of CBRE for various real estate-related services and/or to serve as a third-party valuation advisor. The Company anticipates that affiliates of CBRE will continue to provide similar services to the Company and its affiliates in the future. The Company is not affiliated with CBRE, CBRE Cap or any of their affiliates. While the Company or other affiliates of the Company have engaged and may engage in the future CBRE, CBRE Cap or their affiliates for commercial real estate services of various kinds, the Company believes that there are no material conflicts of interest with respect to the Company’s engagement of CBRE Cap. In the ordinary course of its business, CBRE, its affiliates, directors and officers may structure and effect transactions for its own account or for the accounts of its customers in commercial real estate assets of the same kind and in the same markets as the Company’s assets.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information.

The Company’s unaudited pro forma condensed consolidated balance sheet at September 30, 2015 illustrates the estimated effects of the sales referred to in Item 2.01 above, of Crescent Crosstown and Crescent Cool Springs (the “Transactions”) as if they had occurred on such date.

The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (collectively, the “Pro Forma Periods”) include certain pro forma adjustments to illustrate the estimated effect of the Transactions and the September 2015 sale of the Crescent Alexander Village property as if they had occurred on the first day of each of the Pro Forma Periods.

The unaudited pro forma condensed consolidated balance sheet and statements of operations are presented for informational purposes only and do not purport to be indicative of the Company’s financial results as if the Transactions reflected herein had occurred on the first date of or been in effect during the Pro Forma Periods. Further, the unaudited pro forma condensed consolidated balance sheet and statements of operations should not be viewed as indicative of the Company’s financial results in the future; and they should be read in conjunction with the Company’s financial statements as filed with the Commission on Form 10-Q for the nine months and the quarterly period ended September 30, 2015 and on Form 10-K for the year ended December 31, 2014.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2015

	Historical September 30, 2015	Crescent Cool Springs Property Sold Pro Forma Adjustments		Crescent Crosstown Property Sold Pro Forma Adjustments		Pro Forma September 30, 2015
ASSETS
Real estate assets, net:
Operating real estate assets, net (including VIEs $233,369,804)	$265,190,776	$—		$—		$265,190,776
Construction in process, including land (including VIEs $116,968,716)	122,760,830	—		—		122,760,830

Total real estate assets, net	387,951,606	—		—		387,951,606
Real estate held for sale (including VIEs $71,007,474)	72,476,562	(38,997,734	)(a)	(33,478,828	)(a)	—
Cash and cash equivalents (including VIEs $9,781,711)	32,094,015	59,561,741	(a)	57,386,593	(a)
		(27,835,419	)(b)	(30,055,000	)(b)	91,151,930
Restricted cash (including VIEs $2,422,315)	2,962,548	—		—		2,962,548
Loan costs, net (including VIEs $1,945,931)	2,458,824	(46,848	)(b)	(41,608	)(b)	2,370,368
Other assets (including VIEs $1,284,898)	1,836,343	(76,620	)(a)	(40,640	)(a)	1,719,083

Total Assets	$499,779,898	$(7,394,880)		$(6,229,483)		$486,155,535

LIABILITIES AND EQUITY
Liabilities:
Mortgages and construction notes payable (including VIEs $267,076,844)	$295,291,844	$(27,771,695	)(b)	$(30,000,000	)(b)	$237,520,149
Accrued development costs (including VIEs $18,107,096)	18,107,096	—		—		18,107,096
Due to related parties	1,703,840	—		—		1,703,840
Accounts payable and other accrued expenses (including VIEs $4,700,891)	5,337,797	(63,724	)(b)	(55,000	)(b)	5,219,073
Other liabilities (including VIEs $2,116,026)	2,193,992	—		—		2,193,992

Total Liabilities	322,634,569	(27,835,419)		(30,055,000)		264,744,150

Commitments and contingencies
Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value per share, authorized and unissued 200,000,000 shares	—	—		—		—
Common stock, $0.01 par value per share, 1,120,000,000 shares authorized; 22,702,363 issued and 22,526,171 outstanding	225,262	—		—		225,262
Capital in excess of par value	170,792,081	—		—		170,792,081
Accumulated earnings (deficit)	3,969,571	5,756,628	(a)	5,425,379	(a)
		(28,109	)(b)	(24,965	)(b)	15,098,504
Accumulated cash distributions	(29,284,024)	—		—		(29,284,024)

Total Stockholders’ Equity	145,702,890	5,728,519		5,400,414		156,831,823
Noncontrolling interest	31,442,439	14,730,759	(a)	18,441,746	(a)
	—	(18,739	)(b)	(16,643	)(b)	64,579,562

Total Equity	177,145,329	20,440,539		23,825,517		221,411,385

Total Liabilities and Equity	$499,779,898	$(7,394,880)		$(6,229,483)		$486,155,535

The abbreviation VIEs above means Variable Interest Entities.

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015

		Crescent		Crescent		Crescent
		Alexander Village		Cool Springs		Crosstown
		Property		Property		Property
	Historical	Sold		Sold		Sold		Pro Forma
	September 30,	Pro Forma		Pro Forma		Pro Forma		September 30,
	2015	Adjustments (a)		Adjustments (a)		Adjustments (a)		2015
Revenues:
Rental income from operating leases	$22,441,810	$(1,705,718)		$(1,955,454)		$(3,578,632)		$15,202,006
Other property revenue	1,775,857	(75,516)		(142,980)		(222,350)		1,335,011

Total revenues	24,217,667	(1,781,234)		(2,098,434)		(3,800,982)		16,537,017

Expenses:
Property operating expenses	12,034,722	(912,863)		(1,199,290)		(1,437,610)		8,484,959
General and administrative	2,469,186	(7,839)		(172,920)		(66,260)		2,222,167
Asset management fees, net of amounts capitalized	1,698,073	(126,097	)(b)	(173,903	)(b)	(157,338	)(b)	1,240,735
Property management fees	923,574	(61,200)		(71,939)		(96,781)		693,654
Acquisition fees and expenses, net of amounts capitalized	16,462	—		—		—		16,462
Depreciation	7,669,155	(492,041)		(603,442)		(623,303)		5,950,369

Total expenses	24,811,172	(1,600,040)		(2,221,494)		(2,381,292)		18,608,346

Operating loss	(593,505)	(181,194)		123,060		(1,419,690)		(2,071,329)

Other expense:
Fair value adjustments and other expense	(26,008)	—		—		—		(26,008)
Interest expense and loan cost amortization, net of amounts capitalized	(3,772,451)	356,503	(c)	452,410	(c)	416,314	(c)	(2,547,224)
Loss on extinguishment of debt	(11,216)	11,216	(c)	—		—		—

Total other expense	(3,809,675)	367,719		452,410		416,314		(2,573,232)

Loss before gains on sale of real estate and easement	(4,403,180)	186,525		575,470		(1,003,376)		(4,644,561)
Gain on sale of real estate	18,158,938	(18,158,938)		—		—		—
Gain on easement	603,400	—		—		—		603,400

Net income (loss) from continuing operations	14,359,158	(17,972,413)		575,470		(1,003,376)		(4,041,161)
Net (income) loss from continuing operations attributable to noncontrolling interest	(11,479,364)	11,321,448		(216,220)		409,912		35,776

Net income (loss) from continuing operations attributable to common stockholders	$2,879,794	$(6,650,965)		$359,250		$(593,464)		$(4,005,385)

Net income (loss) per share of common stock (basic and diluted) from continuing operations	$0.13							$(0.18)

Weighted average number of shares of common stock outstanding (basic and diluted)	22,526,171							22,526,171

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2014

	Historical December 31, 2014	Crescent Alexander Village Property Sold Pro Forma Adjustments (a)		Crescent Cool Springs Property Pending Pro Forma Adjustments (a)		Crescent Crosstown Property Pending Pro Forma Adjustments (a)		Pro Forma December 31, 2014
Revenues:
Rental income from operating leases	$15,309,618	$(410,025)		$(175,863)		$(4,188,292)		$10,535,438

Total revenues	15,309,618	(410,025)		(175,863)		(4,188,292)		10,535,438

Expenses:
Property operating expenses	8,488,871	(540,321)		(530,751)		(1,662,323)		5,755,476
General and administrative	2,893,328	(9,016)		(36,748)		(6,962)		2,840,602
Asset management fees, net of amounts capitalized	1,070,864	(26,663	)(b)	(21,639	)(b)	(212,628	)(b)	809,934
Property management fees	763,681	(47,600)		(60,000)		(103,841)		552,240
Acquisition fees and expenses, net of amounts capitalized	76,046	—		—		—		76,046
Depreciation	5,946,416	(312,457)		(254,145)		(1,503,867)		3,875,947

Total expenses	19,239,206	(936,057)		(903,283)		(3,489,621)		13,910,245

Operating loss	(3,929,588)	526,032		727,420		(698,671)		(3,374,807)

Other income (expense):
Interest and other income	55,165	—		—		—		55,165
Interest expense and loan cost amortization, net of amounts capitalized	(1,545,485)	46,820	(c)	53,727	(c)	369,240	(c)	(1,075,698)

Total other income (expense)	(1,490,320)	46,820		53,727		369,240		(1,020,533)

Loss from continuing operations	(5,419,908)	572,852		781,147		(329,431)		(4,395,340)
Net loss from continuing operations attributable to noncontrolling interests	897,670	(228,354)		(314,055)		34,550		389,811

Net loss from continuing operations attributable to common stockholders	$(4,522,238)	$344,498		$467,092		$(294,881)		$(4,005,529)

Net loss per share of common stock (basic and diluted) from continuing operations	$(0.21)							$(0.19)

Weighted average number of shares of common stock outstanding (basic and diluted)	21,361,725							21,361,725

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

CNL GROWTH PROPERTIES, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Basis of Presentation

The accompanying unaudited pro forma condensed consolidated balance sheet of the Company is presented as if the disposition of the Crescent Cool Springs and Crescent Crosstown properties described in Note 2. “Pro Forma Transactions” had occurred as of September 30, 2015. The accompanying unaudited pro forma condensed consolidated statements of operations of the Company are presented for the nine months ended September 30, 2015 and for the year ended December 31, 2014 (the “Pro Forma Periods”), and include certain pro forma adjustments to illustrate the estimated effect of the Company’s dispositions, described in Note 2. “Pro Forma Transactions”, as if they had occurred as of the first day of the period presented for Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown properties. The amounts included in the historical columns represent the Company’s historical balance sheet and operating results for the respective Pro Forma Periods presented.

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Article 11 of Regulation S-X and do not include all of the information and note disclosures required by generally accepted accounting principles of the United States (“GAAP”). Pro forma financial information is intended to provide information about the continuing impact of a transaction by showing how a specific transaction or group of transactions might have affected historical financial statements. Pro forma financial information illustrates only the isolated and objectively measurable (based on historically determined amounts) effects of a particular transaction, and excludes effects based on judgmental estimates of how historical management practices and operating decisions may or may not have changed as a result of the transaction. Therefore, pro forma financial information does not include information about the possible or expected impact of current actions taken by management in response to the pro forma transaction, as if management’s actions were carried out in previous reporting periods.

This unaudited pro forma condensed consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company’s financial results or financial position as if the transactions reflected herein had occurred, or been in effect during the Pro Forma Periods. In addition, this unaudited pro forma condensed consolidated financial information should not be viewed as indicative of the Company’s expected financial results for future periods.

2.	Pro Forma Transactions

On September 8, 2015, the Company entered into a purchase and sale agreement with Alexander Village Acquisition LP, an unaffiliated third party, for the sale of the Company’s Crescent Alexander Village Property. The purchase price for the Crescent Alexander Village Property was approximately $52.25 million excluding transaction costs.

On September 29, 2015, the Company completed the sale of the Crescent Alexander Village Property.

On September 8, 2015, the Crescent Crosstown Joint Venture entered into a purchase and sale agreement with Centennial Holding Company, LLC, an unaffiliated third party, for the sale of the Crescent Crosstown Property. The purchase price for the Crescent Crosstown Property was approximately $58.3 million excluding transaction costs.

On October 5, 2015, the Crosstown Joint Venture completed the sale of the Crescent Crosstown Property.

On September 23, 2015, the Cool Springs Joint Venture entered into a purchase and sale agreement effective September 21, 2015, with SHLP Cadence, LLC, an unaffiliated third party, for the sale of the Crescent Cool Springs Property. The purchase price for the Crescent Cool Springs Property was approximately $60.0 million excluding transaction costs.

On December 8, 2015, the Cool Springs Joint Venture completed the sale of the Crescent Cool Springs Property.

3.	Adjustments to Unaudited Pro Forma Condensed Consolidated Balance Sheet

The adjustments to the Unaudited Pro Forma Condensed Consolidated Balance Sheet represent adjustments needed to the Company’s historical balance sheet as if the October and December 2015 dispositions of the Crescent Cool Springs and Crescent Crosstown properties, respectively, occurred as of September 30, 2015.

(a)	These adjustments reflect the net sales proceeds received from the disposition of the Crescent Cool Springs and Crescent Crosstown properties and the elimination of the related account balances as if the sales were consummated as of September 30, 2015. Accumulated deficit has been increased to reflect the receipt of net cash proceeds and removal of assets related to the sales, as follows:

	Cool Springs	Crosstown
Sales Price	$60,000,000	$58,300,000
Closing and transaction costs	(438,259)	(913,407)

Net sales proceeds	59,561,741	57,386,593
Real estate held for sale	(38,997,734)	(33,478,828)
Other assets	(76,620)	(40,640)

Gains on sale	$20,487,387	$23,867,125

(b)	These adjustments reflect the use of a portion of the net cash proceeds received from the completed sale of the Crescent Cool Springs and Crescent Crosstown properties to pay down existing indebtedness, including accrued interest, and to eliminate loan costs related to the existing indebtedness.

4.	Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments to the unaudited pro forma condensed consolidated statement of operations represent adjustments needed to the Company’s historical results to remove the historical operating results of the completed sale of the Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown properties as if they had occurred on the first day of the Pro Forma Periods presented.

(a)	Except as described in (b) and (c) below, these amounts represent the elimination of the operations and the gain from the September 2015 sale of the Crescent Alexander Village property, and the elimination of the operations of the Crescent Cool Springs and Crescent Crosstown properties, sold in October and December 2015, respectively, from the historical amounts for the nine months ended September 30, 2015 and for the year ended December 31, 2014, to give effect to the completed sale of the Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown properties as if the sales occurred on the first day of the Pro Forma Periods presented. The Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown properties were classified in continuing operations because the proposed dispositions of these three properties would neither cause a strategic shift in the Company, nor were they considered to have a major impact on the Company’s business. Therefore, they did not qualify as discontinued operations under ASU 2014-08.

(b)	Amount includes the elimination of asset management fee expenses, calculated at 0.08334% monthly on the invested assets value of the Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown properties for the nine months ended September 30, 2015 and for the year ended December 31, 2014. These fees were historically paid by the Company to its advisor and would not have been incurred subsequent to the disposition of these assets.

(c)	Represents (i) the elimination of interest expense, loan cost amortization and loss on extinguishment of debt to reflect the use of net cash proceeds from the September 2015 sale of the Crescent Alexander Village property, and (ii) the elimination of interest expense and loan cost amortization to reflect the use of net cash proceeds from the sale of the Crescent Cool Springs and Crescent Crosstown properties, in October and December 2015, respectively, to retire indebtedness that was collateralized by the Crescent Alexander Village, Crescent Cool Springs and Crescent Crosstown properties as if the sales occurred on the first day of the Pro Forma Periods presented.

(d)	Exhibits.

10.1	Purchase and Sale Agreement dated effective September 21, 2015, by and between GGT Crescent Cool Springs TN Venture, LLC and SHLP Acquisition, LLC.

99.1	Letter to Stockholders dated December 14, 2015.

Cautionary Note Regarding Forward-Looking Statements

Statements contained herein that are not statements of historical or current fact may constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbor created by Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that do not relate strictly to historical or current facts, but reflect management’s current understandings, intentions, beliefs, plans, expectations, assumptions and/or predictions regarding the future of the Company’s business and its performance, the economy, and other future conditions and forecasts of future events, and circumstances. Forward-looking statements are typically identified by words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plans,” “continues,” “pro forma,” “may,” “will,” “seeks,” “should,” and “could,” and words and terms of similar substance in connection with discussions of future operating or financial performance, business strategy and portfolios, projected growth prospects, cash flows, costs and financing needs, legal proceedings, amount and timing of anticipated future distributions, estimated per share net asset value of the Company’s common stock, and/or other matters. The Company’s forward-looking statements are not guarantees of future performance. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, the Company’s actual results could differ materially from those set forth in the forward-looking statements due to a variety of risks, uncertainties and other factors. Given these uncertainties, the Company cautions you not to place undue reliance on such statements. For further information regarding risks and uncertainties associated with the Company’s business, and important factors that could cause the Company’s actual results to vary materially from those expressed or implied in its forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the Company’s documents filed from time to time with the Securities and Exchange Commission, including, but not limited to, the Company’s quarterly reports on Form 10-Q, and the Company’s annual report on Form 10-K, copies of which may be obtained from the Company’s website at CNLGrowthProperties.com.

All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this cautionary note. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to, and expressly disclaims any obligation to, publicly release the results of any revisions to its forward-looking statements to reflect new information, changed assumptions, the occurrence of unanticipated subsequent events or circumstances, or changes to future operating results over time, except as otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015		CNL GROWTH PROPERTIES, INC. a Maryland corporation

	By:	/s/ Scott C. Hall
Scott C. Hall Senior Vice President of Operations